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                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

                                 April 29, 2004

Board of Directors
Paragon Life Insurance Company
190 Carondelet Plaza
St. Louis, Missouri  63105

     Re:  Separate Account C of Paragon Life Insurance Company
          (File Nos. 33-67970 and 811-7982)
          ----------------------------------------------------

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as part of post-effective amendment number 12 to the registration statement on Form N-6 (File Nos. 33-67970 and 811-7982) filed by Separate Account C of Paragon Life Insurance Company with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        SUTHERLAND ASBILL & BRENNAN LLP

                                        By:/s/ Stephen E. Roth
                                        ----------------------------------------
                                               Stephen E. Roth